                    NOTICE OF GUARANTEED DELIVERY AND PROXY
                                      FOR
                       CENTRAL AND SOUTH WEST CORPORATION
                           OFFER TO PURCHASE FOR CASH
                         ANY AND ALL OUTSTANDING SHARES
            OF THE FOLLOWING SERIES OF CUMULATIVE PREFERRED STOCK OF
                          WEST TEXAS UTILITIES COMPANY
                  Cumulative Preferred Stock ($100 par value):
                                  4.40% Series

    This form, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) if certificates for shares of a series of cumulative preferred stock of West Texas Utilities Company ("WTU"), a Texas corporation and direct utility subsidiary of Central and South West Corporation, listed above to be tendered pursuant to the Offer (the "Shares") are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit all other documents required by the Letter of Transmittal and Proxy to be delivered to the Depositary on or prior to the Expiration Date (as defined in the Offer to Purchase and Proxy Statement referred to below). Such form may be delivered by hand or transmitted by mail or by facsimile transmission, to the Depositary. See "Terms of the Offer--Procedure for Tendering Shares" in the Offer to Purchase and Proxy Statement.

    THE ELIGIBLE INSTITUTION WHICH COMPLETES THIS FORM MUST COMMUNICATE THE GUARANTEE TO THE DEPOSITARY AND MUST DELIVER THE LETTER OF TRANSMITTAL AND PROXY AND CERTIFICATES FOR SHARES TO THE DEPOSITARY WITHIN THE TIME SHOWN HEREIN. FAILURE TO DO SO COULD RESULT IN A FINANCIAL LOSS TO SUCH ELIGIBLE INSTITUTION.

                      TO: THE BANK OF NEW YORK, DEPOSITARY

                  BY MAIL:                             BY HAND OR OVERNIGHT COURIER
        Tender & Exchange Department                   Tender & Exchange Department
               P.O. Box 11248                               101 Barclay Street
            Church Street Station                       Receive and Deliver Window
        New York, New York 10286-1248                    New York, New York 10286

                           BY FACSIMILE TRANSMISSION:
                                 (212) 815-6213
                   INFORMATION AND CONFIRMATION BY TELEPHONE:
                                 (800) 507-9357

    DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN ONE LISTED ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

    This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal and Proxy is required to be guaranteed by an Eligible Institution (as defined in the Letter of Transmittal and Proxy) under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal and Proxy.

    The undersigned hereby tenders to Central and South West Corporation, a Delaware corporation ("CSW"), upon the terms and subject to the conditions set forth in the Offer to Purchase and Proxy

Statement, dated March 18, 1997 (the "Offer to Purchase and Proxy Statement"), and the related Letter of Transmittal and Proxy (which together constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares listed below, pursuant to the guaranteed delivery procedure set forth in "Terms of the Offer--Procedure for Tendering Shares" in the Offer to Purchase and Proxy Statement. PREFERRED SHAREHOLDERS (INCLUDING PREFERRED SHAREHOLDERS WHO ACQUIRE SHARES SUBSEQUENT TO THE RECORD DATE) WHO WISH TO TENDER THEIR SHARES PURSUANT TO THE OFFER MUST VOTE IN FAVOR OF THE PROPOSED AMENDMENT TO WTU'S RESTATED ARTICLES OF INCORPORATION, AS SET FORTH IN THE OFFER TO PURCHASE AND PROXY STATEMENT (THE "PROPOSED AMENDMENT"). PREFERRED SHAREHOLDERS WHO PURCHASE OR WHOSE PURCHASE SETTLES OR IS REGISTERED AFTER THE CLOSE OF BUSINESS ON MARCH 21, 1997 (THE "RECORD DATE") AND WHO WISH TO TENDER THEIR SHARES IN THE OFFER MUST ARRANGE WITH THEIR SELLER TO RECEIVE A DULY COMPLETED, VALID AND UNREVOKED PROXY (WHICH MAY BE IN THE FORM OF IRREVOCABLE ASSIGNMENT OF PROXY ATTACHED HERETO) FROM THE HOLDER OF RECORD ON THE RECORD DATE AND INCLUDE SUCH PROXY WITH THIS NOTICE OF GUARANTEED DELIVERY AND PROXY OR VOTE SUCH PROXY FOR THE PROPOSED AMENDMENT AT THE SPECIAL MEETING. THE OFFER IS CONDITIONED UPON THE PROPOSED AMENDMENT BEING APPROVED AND ADOPTED AT THE SPECIAL MEETING (AS DEFINED IN THE OFFER TO PURCHASE AND PROXY STATEMENT). IN ADDITION, PREFERRED SHAREHOLDERS HAVE THE RIGHT TO VOTE FOR THE PROPOSED AMENDMENT REGARDLESS OF WHETHER THEY TENDER THEIR SHARES BY CASTING THEIR VOTE AND SIGNING THE PROXY CONTAINED WITHIN THE ACCOMPANYING LETTER OF TRANSMITTAL AND PROXY OR BY VOTING IN PERSON AT THE SPECIAL MEETING. IF THE PROPOSED AMENDMENT IS APPROVED AND ADOPTED, WTU WILL MAKE A SPECIAL CASH PAYMENT TO EACH PREFERRED SHAREHOLDER WHO VOTED IN FAVOR OF THE PROPOSED AMENDMENT, PROVIDED THAT THEIR SHARES ARE NOT TENDERED PURSUANT TO THE OFFER.

    The undersigned hereby also appoints Floyd Nickerson, Paul J. Brower, and Jeff Broad, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated hereunder and in their discretion with respect to any other business properly brought before the Special Meeting, all shares of cumulative preferred stock of WTU which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held on Wednesday, April 16, 1997, or any adjournment(s) or postponement(s) thereof.

    THIS NOTICE OF GUARANTEED DELIVERY AND PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF WTU. THE PROXY CONTAINED HEREIN, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). If no direction is made, the proxy will be voted FOR item 1.

    Indicate your vote by an (X). THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR
ITEM 1.

ITEM 1.

    HOLDERS OF SHARES WHO WISH TO TENDER THEIR SHARES MUST VOTE FOR THE PROPOSED AMENDMENT EITHER BY SUBMITTING THIS PROXY OR BY VOTING AT THE SPECIAL MEETING.

    To remove from the Restated Articles of Incorporation subparagraph (B) of paragraph 5 of Article VI in its entirety, which limits WTU's ability to issue unsecured indebtedness.

                  / /  FOR      / /  AGAINST      / /  ABSTAIN

Number of Shares:

--------------------------------------

Certificate Nos. (if available):

--------------------------------------

--------------------------------------

--------------------------------------

--------------------------------------

    Any holders of Shares held of record on the Record Date in the name of another holder must establish to the satisfaction of WTU its entitlement to exercise or transfer this Proxy. This will ordinarily require an assignment by such record holders in blank, or if not in blank, to and from each successive transferee, including the holder, with each signature guaranteed by an Eligible Institution. A form of irrevocable assignment of proxy has been provided herein.

Please check box if you plan to attend the Special Meeting.  / /

                            SIGNATURE(S) OF OWNER(S)

X
--------------------------------------------------------------------------------

X
--------------------------------------------------------------------------------

Dated:
------------------------------------------------------------------------, 1997

Name(s):
------------------------------------------------------------------------

-------------------------------------------------------------------------------

                                 (PLEASE PRINT)

Capacity (full title):
---------------------------------------------------------------------

Address:
--------------------------------------------------------------------------------

                               (INCLUDE ZIP CODE)

    DAYTIME Area Code and Telephone No.:
----------------------------------

(Must be signed by the registered holder(s) exactly as name(s) appear(s) on the stock certificate(s) or on a security position listing or by person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and see Instruction 5 to the Letter of Transmittal and Proxy.)

If Shares will be tendered by

book-entry transfer, Name of

Tendering Institution:

--------------------------------------

Account No.       at (check one)

/ /    The Depository Trust Company

/ /    Philadelphia Depository Trust
Company

--------------------------------------

             Signature(s)

--------------------------------------

     Name(s) of Record Holders(s)

            (Please Print)

--------------------------------------

               Address

--------------------------------------

    Area Code and Telephone Number

    A holder of Preferred Shares who elects to tender Shares pursuant to this Notice of Guaranteed Delivery and Proxy must check one of the boxes below:

/ / A duly completed, valid and unrevoked proxy indicating a vote FOR the Proposed Amendment is enclosed herein.

/ /    A valid vote FOR the Proposed Amendment will be cast at the Special
       Meeting.

/ / A duly completed, valid and unrevoked proxy indicating a vote FOR the Proposed Amendment will be delivered within three New York Stock Exchange trading days after the execution of this Notice of Guaranteed Delivery and Proxy.

      IF SELLING SHARES SUBSEQUENT TO MARCH 18, 1997, A RECORD HOLDER MUST

                   COMPLETE THE FOLLOWING IRREVOCABLE PROXY.

           PLEASE SIGN THIS TO IRREVOCABLY TRANSFER A PREFERRED STOCK

              PROXY TO A SUBSEQUENT HOLDER OF PREFERRED STOCK WHO

                  WAS NOT A HOLDER OF RECORD ON MARCH 18, 1997

                               IRREVOCABLE PROXY

                         with respect to shares of the

                    4.40% Series Cumulative Preferred Stock

                                       of

                      WEST TEXAS UTILITIES COMPANY ("WTU")

                  the undersigned hereby irrevocably appoints

                         ------------------------------

                        Type or Print Name of Transferee

as attorney and proxy, with full power of substitution, to vote and otherwise act for and in the name(s) of the undersigned with respect to the Shares indicated below which were held of record by the undersigned on March 18, 1997, in the manner in which the undersigned would be entitled to vote and otherwise act in respect of such shares on any and all matters.

    This proxy shall be effective whether or not the shares indicated below are tendered in the Offer.

    This instrument supersedes and revokes any and all previous appointments of proxies heretofore made by the undersigned with respect to the shares indicated below as to any and all matters. THIS PROXY IS IRREVOCABLE AND IS COUPLED WITH AN INTEREST.

    All authority conferred or agreed to be conferred herein shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, legal and personal representatives, successors in interest and assigns of the undersigned. The undersigned understands that tenders of Shares pursuant to any of the procedures described in the Offer to Purchase and Proxy Statement and in this Letter of Transmittal and Proxy will constitute a binding agreement between the undersigned and WTU upon the terms and subject to the conditions of the Offer.

                           DESCRIPTION OF PREFERRED STOCK
      Certificate Number(s) (Attach                    Aggregate Number
           list if necessary)                              of Shares
                                           TOTAL:

--------------------------------------------   --------------------------------------------
           Signature of Record or                         Signature of Record or
            Authorized Signatory                           Authorized Signatory

--------------------------------------------   --------------------------------------------
             Type or Print Name                             Type or Print Name

Dated: ------------, 19 --                     Dated: ------------, 19 --

Tax Identification or Social Security No(s). ---------------------------------

Must be signed by holder(s) exactly as name(s) appear(s) on the Record Date on certificate(s) for the Shares or on a security position listing or by person(s) authorized to become holder(s) by certificates and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, agent or other person acting in a fiduciary or representative capacity, please provide the following information and see Instruction 5 of the Letter of Transmittal and Proxy.

                    Name                       Address
--------------------------------------------   --------------------------------------------
--------------------------------------------   --------------------------------------------
                Please Print                   Include Zip Code
                                               Area Code and Tel. No.
                                               --------------------------------------------

Capacity (Full Title)
-------------------------------------------------------------------------

                           GUARANTEE OF SIGNATURE(S)

                   (IF REQUIRED -- SEE INSTRUCTIONS 1 AND 5)

Name of Firm:
------------------------------------------------------------------------------

Authorized Signature:
----------------------------------------------------------------------

Title:
--------------------------------------------------------------------------------

Dated:
------------------------------------------------, 19
----

               GUARANTEE (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a firm that is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, guarantees to deliver to the Depositary at one of its addresses set forth above certificate(s) for the Shares tendered hereby, in proper form for transfer, or a confirmation of the book-entry transfer of the Shares tendered hereby into the Depositary's account at The Depository Trust Company or Philadelphia Depository Trust Company, in each case together with properly completed and duly executed Letter(s) of Transmittal and Proxy (or facsimile(s) thereof), with any required signature guarantee(s) and any other required documents, all within three New York Stock Exchange trading days after the date hereof.

--------------------------------------------   --------------------------------------------
                Name of Firm                               Authorized Signature

--------------------------------------------   --------------------------------------------
                   Address                                         Name

--------------------------------------------   --------------------------------------------
            City, State, Zip Code                                  Title
--------------------------------------------
                Area Code and
              Telephone Number

Dated:             , 1997

           DO NOT SEND STOCK CERTIFICATES WITH THIS FORM. YOUR STOCK CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL AND PROXY.